Exhibit 99.1

LaBranche & Co Inc.

Jeffrey A. McCutcheon

Senior Vice President & Chief Financial Officer

(212) 820-6220

FOR IMMEDIATE RELEASE

LaBranche & Co Inc. Reports Fourth Quarter and Full Year 2007 Results

NEW YORK, January 18, 2008 – LaBranche & Co Inc. (NYSE: LAB) today reported financial results for the fourth quarter and twelve months ended December 31, 2007.

Revenues, net of interest expense, for the fourth quarter of 2007 were $67.1 million, which included a pre-tax gain of $26.2 million in connection with the increase in fair value of shares of NYSE Euronext, Inc. common stock held by the Company (“NYX shares”), compared to revenues, net of interest expense, of $118.6 million for the fourth quarter of 2006, which included a pre-tax gain of $72.3 million related to the increase in fair value of the Company’s NYX shares. On an after-tax basis, the Company reported net income of $18.0 million, or $0.29 per diluted share, for the 2007 fourth quarter, compared to net income of $39.1 million, or $0.63 per diluted share, for the 2006 fourth quarter.

Excluding the net gain attributable to the NYX shares in each period, the Company’s pro-forma net income for the fourth quarter of 2007 was $2.3 million, or $0.04 per diluted share, compared to a pro-forma net loss of $1.8 million, or $0.03 per share, for the fourth quarter of 2006.

For the twelve months ended December 31, 2007, revenues, net of interest expense, were $145.6 million, which included a pre-tax loss of $15.8 million in connection with the decline in fair value of the Company’s NYX shares, compared to revenues, net of interest expense, of $433.5 million in the comparable prior year period, which included a pre-tax gain of $238.6 million related to the increase in fair value of the Company’s NYX shares. On an after-tax basis, the Company reported a net loss of $350.5 million, or $5.71 per share, for the year ended December 31, 2007, compared to net income of $136.8 million, or $2.22 per diluted share, for the year ended December 31, 2006. The 2007 results include a non-cash pre-tax impairment charge related to the Company’s goodwill and stock listing rights of $164.1 million and $335.3 million, respectively. After taxes, these non-cash impairment charges are $155.7 million and $189.0 million, respectively. These 2007 results also include a tax benefit of $4.6 million, or $0.07 per diluted share, in connection with a reduction of the Company’s estimated tax-rate due to the enactment of a tax law change, which reduced the Company’s income tax accrual rate from 43.5% to approximately 40%. However, the effective rate for 2007 is approximately 33% mainly due to nondeductible impairment charges for goodwill net of the tax rate change.

Excluding the gains or losses on the Company’s NYX shares in each period and the non-cash goodwill and stock listing rights impairment charges in 2007, the Company’s pro-forma net income for the year ended December 31, 2007 was $1.6 million, or $0.03 per diluted share, compared to pro-forma net income of $1.1 million, or $0.02 per diluted share, for the year ended December 31, 2006. The 2007 full-year results also include the tax benefit described above.

LaBranche & Co Inc. is the parent of LaBranche & Co. LLC, one of the largest Specialists in exchange-listed securities. LaBranche is also the parent of LaBranche Structured Holdings, Inc., whose subsidiaries are specialists and market-makers in options, exchange-traded funds and futures on various exchanges domestically and internationally. Another subsidiary of the Company, LaBranche Financial Services, LLC, provides mainly securities execution and brokerage services to institutional investors.

Certain statements contained in this release, including without limitation, statements containing the words “believes”, “intends”, “expects”, “anticipates”, and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of LaBranche and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. LaBranche also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(audited)
REVENUES:
Net gain on principal transactions	$38,722	$45,423	$184,999	$180,850
Commissions and other fees	11,183	14,420	46,940	69,814
Net gain (loss) on investments	24,264	72,302	(16,866)	238,680
Stock borrow interest	37,344	58,238	201,387	158,081
Other interest	5,837	8,347	28,673	26,096
Other	1,119	64	3,590	473

Total revenues	118,469	198,794	448,723	673,994
Interest expense	51,334	80,230	303,172	240,497

Revenues, net of interest expense	67,135	118,564	145,551	433,497

EXPENSES:
Employee compensation and related benefits	18,596	24,750	80,205	88,370
Exchange, clearing and brokerage fees	7,735	11,149	37,448	45,711
Lease of exchange memberships and trading license fees	476	1,139	2,401	4,790
Depreciation and amortization	1,038	3,420	9,166	12,674
Goodwill impairment	—	—	164,100	—
Stock list impairment	—	—	335,264	—
Restructuring	(15)	3,672	1,083	3,672
Other	8,457	9,380	37,609	41,267

Total expenses	36,287	53,510	667,276	196,484

Income (loss) before provision (benefit) for income taxes	30,848	65,054	(521,725)	237,013
PROVISION (BENEFIT) FOR INCOME TAXES	12,827	25,984	(171,251)	100,209

Net income (loss) applicable to common stockholders	$18,021	$39,070	$(350,474)	$136,804

Weighted average common shares outstanding:
Basic	61,490	60,734	61,426	60,723
Diluted	61,626	61,545	61,426	61,565

Earnings (loss) per share:
Basic	$0.29	$.64	$(5.71)	$2.25
Diluted	$0.29	$.63	$(5.71)	$2.22

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	December 31, 2007	December 31, 2006 (1)
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$504,654	$557,352
Cash and securities segregated under federal regulations	1,573	7,413
Securities purchased under agreements to resell	—	35,000
Receivable from brokers, dealers and clearing organizations	343,729	87,183
Receivable from customers	—	2,859
Financial instruments owned, at fair value	4,276,540	3,993,560
Commissions and other fees receivable	23	3,601
Exchange memberships owned, at adjusted cost (market value of $6,404 and $4,411, respectively)	1,315	1,314
Office equipment and leasehold improvements, at cost, less accumulated depreciation and amortization of $15,930 and $13,950, respectively	17,652	18,069
Goodwill and other intangible assets, net	109,229	616,032
Deferred tax assets	45,145	22,713
Income tax receivable	11,802	5,449
Other assets	19,074	24,344

Total assets	$5,330,736	$5,374,889

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Payable to brokers, dealers and clearing organizations	$104,759	$123,346
Payable to customers	93	4,816
Financial instruments sold, but not yet purchased, at fair value	4,062,995	3,568,363
Accrued compensation	16,729	12,027
Accounts payable and other accrued expenses	23,981	29,220
Other liabilities	12,583	15,175
Deferred tax liabilities	116,169	256,394
Short term debt	5,700	24,635
Long term debt	459,811	459,811
Subordinated indebtedness	—	6,395

Total liabilities	4,802,820	4,500,182

Total stockholders’ equity	527,916	874,707

Total liabilities and stockholders’ equity	$5,330,736	$5,374,889

(1)	Certain of the Company’s December 31, 2006 balances have been reclassified to conform to the presentation in the current period. Certain non-trading investment assets were reclassed from other assets to financial instruments owned, at fair value. None of these reclassifications affected stockholders’ equity or earnings.

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(all data in thousands, except per share data)

(unaudited)

In evaluating the Company’s financial performance, management reviews results from operations, which excludes non-operating charges. Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core business. Pro-forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results to pro-forma results for the periods presented:

	Three Months Ended December 31,
	2007				2006
	Amounts as reported	Adjustments		Pro forma amounts	Amounts as reported	Adjustments	Pro forma amounts
Revenues, net of interest expense	$67,135	$(26,152	)(1)	$40,983	$118,564	$(72,297)	$46,267
Total expenses	36,287	—		36,287	53,510	—	53,510

Income (loss) before provision (benefit) for income taxes	30,848	(26,152)		4,696	65,054	(72,297)	(7,243)
Provision (benefit) for income taxes	12,827	(10,461)		2,366	25,984	(31,449)	(5,465)

Net income (loss) applicable to common stockholders	$18,021	$(15,691)		$2,330	$39,070	$(40,848)	$(1,778)

Basic	$0.29	$(0.25)		$0.04	$.64	$(.67)	$(0.03)
Diluted	$0.29	$(0.25)		$0.04	$.63	$(.66)	$(0.03)

	Twelve Months Ended December 31,
	2007				2006
	Amounts as reported	Adjustments		Pro forma amounts	Amounts as reported	Adjustments	Pro forma amounts
Revenues, net of interest expense	$145,551	$15,759	(1)	$161,310	$433,497	$(238,615)	$194,882
Total expenses	667,276	(499,364	)(2)	167,912	196,484	—	196,484

(Loss) income before (benefit) provision for income taxes	(521,725)	515,123		(6,602)	237,013	(238,615)	(1,602)
(Benefit) provision for income taxes	(171,251)	163,028		(8,223)	100,209	(102,960)	(2,751)

Net (loss) income applicable to common stockholders	$(350,474)	$352,095		$1,621	$136,804	$(135,655)	$1,149

Basic	$(5.71)	$5.74		$0.03	$2.25	$(2.23)	$0.02
Diluted	$(5.71)	$5.74		$0.03	$2.22	$(2.20)	$0.02

(1)	Reflects gains and losses in each accounting period, based on the fair market value of the Company’s restricted and unrestricted NYX shares at the end of each such period versus the beginning of such period.
(2)	Relates to the write-down of the carrying value of the Company’s goodwill and stock listing rights to reflect the results of the Company’s impairment evaluation under SFAS No.142 and 144.